Exhibit 10.13

PROMISSORY NOTE

$600,000.00	Denver, Colorado
October 21, 2014

FOR VALUE RECEIVED, the undersigned 6565 E. EVANS OWNER, LLC, a Colorado limited liability company (herein referred to as "Maker"), promises to pay to the order of EVANS STREET LENDCO, LLC, a Colorado limited liability company, ("Lender") at 19 Fulton Street, Suite 301, New York, NY 10038, or any such other place as Holder shall from time to time designate, the principal sum of Six Hundred Thousand and no/100 Dollars (U.S. $600,000.00), in good funds, together with all subsequent advances made, expenditures authorized and additional payments provided for in this Promissory Note, and any other document executed as security for this Promissory Note, all of which shall constitute the “Principal Indebtedness,” plus interest on the full amount outstanding, at the interest rate set forth below, until repaid in full in accordance with the terms hereof.

Interest shall accrue on the unpaid balance from the date hereof at the rate of Fourteen (14.00%) percent per annum.

Maker promises to repay this Note as follows:

A.

Monthly installment payments equal to accrued monthly interest only beginning July 1, 2015;

B.

If not sooner paid, all principal and any accrued but unpaid interest shall be due and payable in full on the 21st day of October, 2016; and

C.

This Note may be prepaid in full or in part without penalty except Maker shall be required to pay an amount equal to at least one year of accrued interest if this Note is paid in full prior to October 21, 2015.

The Maker agrees to pay on demand any expenditures made by the Lender in connection with this Note, including but not limited to, the following: bank charges, accounting fees, taxes (excluding income taxes), special assessments, insurance premiums, cost of maintenance and preservation of the property which is security for this Note, and attorneys’ fees in connection with any matter pertaining hereto and/or the security pledged for the repayment of this indebtedness and any other charges related to loan of funds hereunder. All such expenditures shall be added to the unpaid balance of this Promissory Note and become a part of and on a parity with the principal indebtedness secured by any security instrument or other instrument executed herewith and shall accrue interest at the rate as may be payable from time-to-time on the original principal indebtedness as computed in the foregoing manner.

All interest accruing under the terms of this Note shall be computed on the basis of a three hundred sixty (360) day year. Interest shall accrue hereunder beginning on the date hereof on a daily compounded basis, and shall accrue up to and including the date of repayment. Payments shall be credited on the day actually received by the Lender if received at or before 10:00 o’clock a.m. on any business day. In the event payment is received by the Lender after 10:00 o’clock a.m. on any business day, interest shall continue to accrue up to and including the next business day. In the event payment is received by the Lender on any Saturday, Sunday, or state or national holiday, interest shall continue to accrue through the next business day following the date of receipt of payment.

Payments, when made, first shall be applied to any damages, penalties, fees, costs, or other charges accrued and payable pursuant to this Note or any security instrument or other instrument executed herewith, then to all accrued interest to date of payment, and then to the payment of principal hereunder.

At the option of the Lender of this Note, the payment of all principal, interest, and all other sums due and owing in accordance with the terms of this Note or pursuant to the Deed of Trust or other documents securing this Note will be accelerated and such principal, interest and other amounts shall be immediately due and payable, without notice of demand as provided herein, upon the occurrence of the following events:

1.

Failure of Maker to make any payment required hereunder or under any security or other instrument securing this Note or any security instrument or other instrument executed herewith when the same is due;

2.

Failure of Maker to cure any default in the performance or observance of any non-monetary term, covenant, condition or obligation contained in this Note, or any security instrument or other instrument executed herewith, within twenty (20) days of the mailing of written notice of default by the Lender to Maker at the Maker’s address as specified in the Deed of Trust;

3.

Failure of the Maker to keep current all real, personal, regular and specific taxes and assessments as the same may become due, for so long as there is any principal balance due hereunder, that are associated with any collateral which is security for this loan;

4.

Failure of Maker to provide Lender any additional documents deemed necessary by Lender at any time on or after the closing of this loan as the same may be required by Lender, to include but not limited to: tax returns, financial statements, property appraisals, addition of Lender as Loss Payee for property insurance, etc.;

5.

If any representation or warranty contained herein or in any security instrument or other instrument executed herewith or any representation to the Lender concerning the financial condition or credit standing of either the Maker or any surety, guarantor or endorser proves to be materially false or misleading;

6.

Death of any Maker;

7.

Insolvency, business failure, attachment or garnishment, appointment of a receiver for any part of property pledged as security for this Note, or the making of an assignment for the benefit of any creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Maker, or any surety, endorser or guarantor hereof;

8.

Any default under any Deed of Trust, Security Agreement, Assignment of Rents, or similar document relating to collateral which provides security for the payment of this Note, whether or not such document relates to this loan transaction;

9.

Any claim or lien shall be filed against the Property or any part thereof and such lien is not released or bonded within 30 days of the date of its recording;

10.

Any default under any other loan by Lender to any maker, endorser or guarantor hereof.

Time is of the essence hereof and all obligations hereunder shall be timely performed in accordance with the provisions hereof.

From and after the maturity of this Note, whether by acceleration or otherwise, or from the occurrence of an event of default until such default is cured, the entire amount of the principal, interest and any other amount remaining unpaid under this Note shall bear interest at the annual rate of twenty eight percent (28%) (the “Default Rate”).

The Maker recognizes that default in making of any payment required herein when due will result in the Lender incurring additional expenses and the loss to the lender of the use of the moneys due. The Maker agrees that, if for any reason the Lender fails to receive any payment, indemnification or reimbursement required by this note or any security instrument or other instrument executed herewith within five (5) days of the date on which the same is due, including the payment due on the maturity date, the Lender shall be entitled to damages for the detriment caused thereby in addition to any other interest, damages, penalties, fees or costs provided for herein, and that a sum equal to fifteen percent (15%) of such delinquent payment is a reasonable estimate of such damages, which sum Makers agree to pay to the Lender on demand as liquidated damages for such delinquency.

No delay or omission on the part of the Lender hereof in exercising any right hereunder shall operate as a waiver or such right or remedy, or any additional right or remedy or in any future occasion.

It is not Lender’s or Maker’s intention or desire to breach any applicable usury or maximum finance charge or interest rate statute. Therefore, if any interest rate, penalty, fee or cost provided for herein, or in any security instrument or other instrument executed herewith securing this Note, or otherwise paid by Maker in connection with this loan transaction, shall exceed that which is allowed pursuant to any applicable statute or law, said amount shall be deemed by the parties hereto to be modified so as to conform to and equal the maximum amount allowed by such statute or law. It is specifically agreed by the parties hereto that all amounts paid hereunder which are to be considered as interest under applicable usury statutes shall be averaged over the full term of the loan for the purpose of computing whether or not such charges exceed the maximum rate if permitted under applicable law. All sums paid hereunder in excess of those lawfully collectible as interest, penalties, fees or costs, shall, without further agreement or notice be applied toward reduction of the principal hereof as if such extra sums were specifically designated to be so applied to principal and Lender had agreed to accept such extra payment as a prepayment, or if there is not outstanding principal indebtedness owed to Lender by Makers hereunder, or if such outstanding principal indebtedness is less than the amount to be applied to a reduction, such excess shall be refunded by the Lender to the Maker.

If the Lender employs an attorney for advice regarding any actual default under this Promissory Note, or for any other purpose under this Promissory Note or any security instrument or other instrument executed herewith, Makers agree to pay upon demand the reasonable attorneys’ fees plus costs incurred in connection therewith, including interest thereon, at the Default Rate. In addition, Lender shall be entitled to recover from Makers any and all attorneys’ fees incurred by the Lender in collection efforts, before and after judgment in any court of law, including but not limited to attorneys’ fees incurred in connection with execution of any such judgment.

If any provisions hereof are in conflict with any applicable statute or law and are determined to be not valid or enforceable, each such provision shall be deemed null and void, but to the extent of such a conflict only, and without invalidating or affecting the remaining provisions hereof.

Maker waives any and all Homestead exemptions and/or rights to claims a Homestead exemption under the laws of the State of Colorado or any other state in which Maker’s principal residence may be located, and such waiver shall be effective so long as any amount shall remain unpaid hereunder.

Maker hereby waive any right to trial by jury in any action arising out of, or based hereon, this Promissory Note or the collateral securing it.

The indebtedness owning hereunder is secured by a Deed of Trust encumbering the property legally described as follows (the “Property”):

See Exhibit “A” attached hereto and incorporated by this reference also known and numbered as: 6565 East Evans Avenue, Denver, CO 80224

All costs and expenses incidental to the preparation and recording of any Releases of Deed of Trust as well as all other documents which may be necessary to release any other property which serves as collateral for this loan, will be the responsibility of Maker and added to the Principal Indebtedness. Lender will execute said documents upon this Note being paid in full.

All payments required to be made hereunder shall be made in United States currency, and at the option of the Lender shall be made by tender of funds Available For Immediate Withdrawal As a Matter of Right, as the same are defined under the provisions of Section 38-35-125, C.R.S.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Makers and by any other person who may be at any time become liable, in whole or in part under this Note.

This Note may not be amended or modified except by an instrument signed in writing expressing such intention and executed by the parties sought to be bound thereby.

MAKERS:

6565 E. EVANS OWNER, LLC,

a Colorado limited liability company

By:
Its:

STATE OF	}
COUNTY OF	}SS.

The foregoing instrument was acknowledged before me this         day of October, 2014 by                                          as of                                           6565 E. Evans Owner, LLC, a Colorado limited liability company.

Witness my official hand and seal.

My commission expires:

Notary Public